Exhibit 10.3

EXECUTION COPY

BAY PEAK 1 OPPORTUNITY CORP.

March 11, 2011

To the persons and entities
listed on the signature page hereof:

Re:	Additional Warrant Side Letter Agreement

This additional warrant side letter agreement (“Side Letter”) is agreed to by and among Bay Peak 1 Opportunity Corp., a Nevada corporation (the “Company”), each of the persons listed on the signature pages hereto as the “Controlling Stockholders,” and the persons and entities listed on the signature pages hereof as “Initial Holders.” The Initial Holders are, or affiliates of, holders of shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”). To induce the Initial Holders, or their affiliates, to participate in a financing of the Common Stock (the “Financing”), the Company and the Controlling Stockholders have agreed to certain terms and conditions for the benefit of the Initial Holders.

Accordingly, it is hereby agreed as follows:

1. Unless otherwise agreed by the undersigned Initial Holders, the Company shall immediately, following the final closing of the Financing, issue to the Initial Holders, or such Initial Holders’ designees, as identified on Schedule A hereto (the “Designees”) a three-year warrant (each, a “Warrant”) to purchase shares of Common Stock, in a form substantially identical to that attached hereto as Exhibit A and equal in number to fifty percent (50%) of the aggregate number shares of Common Stock issued by the Company in the Financing, at a per share exercise price equal to 115% of the average price per share at which the Common Stock was sold to investors in the Financing. Such Warrants and the shares of Common Stock issuable upon exercise thereof are being issued pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and will be “restricted securities.”

2. Upon the exercise of all or any portion of the Warrant, the holders of the shares of Common Stock issued in connection therewith will be entitled to and deemed a party to that certain Investor Make Good Side Letter Agreement, dated of even date herewith, by and among the Company, the Controlling Stockholder, and investors listed on the signature pages thereto, as may be amended by the parties thereto (the “Make Good Agreement”) in the form attached hereto as Exhibit B. The Company and the Controlling Stockholders agree to take all action necessary to give effect to the foregoing, including execution of a new Make Good Agreement with the holder of the shares of Common Stock issued in connection with an exercise of the Warrants.

3. Investor Representations. With respect to the acquisition of the Warrants (including the receipt of Common Stock upon any exercise of the Warrants), each Initial Holder hereby represents and warrants to the Company that it or any Designee, as the case may be:

(a) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Company;

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(b) is acquiring the Warrants for its own account, not on behalf of other persons, for investment and not with a view to resale or distribution;

(c) (i) has an overall commitment to investments that are not readily marketable, which is not disproportionate to its net worth, (ii) its investment in the Warrants will not cause such overall commitment to become excessive, and (iii) the investment is suitable for it when viewed in light of its other securities holdings and its financial situation and needs;

(d) has adequate means of providing for its current needs and personal contingencies;

(e) recognizes that any investment in the Company involves substantial risk, including, the risk of losing all of its capital investment in the Company, and it has evaluated and fully understands all risks in its decision to acquire Warrants hereunder;

(f) is an accredited investor as defined under Rule 501(a) under the Securities Act;

(g) has been furnished with all additional documents and information which it has requested in writing;

(h) has had the opportunity to ask questions of and has received answers from the Company concerning the Company and the Warrants and to obtain any additional information necessary to verify the accuracy of the information furnished;

(f) has relied only on the information set forth herein in making its investment decision and acknowledges that the information furnished by the Company does not constitute investment, accounting, legal or tax advice and the Designee is relying on its own professional advisors for such advice;

(i) has been given the opportunity to inspect (either individually or together with its consultants, auditors and counsel) all documents, records and books pertaining to its investment;

(j) has not paid or given to any third party any commission or other remuneration in connection with the Warrants; and has not received any public media advertisements and has not been solicited by any form of mass mailing solicitation;

(k) understands the meaning and legal consequences of the foregoing representations and warranties and acknowledges and agrees that the Company is relying upon the representations and warranties made herein in determining to issue to it the Warrants;

(l) certifies that each of the foregoing representations and warranties is true and correct as of the date hereof and shall survive the execution hereof and the acquisition of the Warrants or any shares of Common Stock that may be received upon the exercise thereof; and

(m) acknowledges that no Warrants (nor any shares of Common Stock that may be received upon any exercise thereof) may be transferred in the absence of registration under the Securities Act and applicable Blue Sky or securities laws.

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4. Miscellaneous.

(a) In connection with the execution of this Side Letter, the Company, the Controlling Stockholders, and Hongri International Holdings Limited have entered into a Share Exchange Agreement (the “Share Exchange Agreement”). The Company and the Controlling Stockholders make and affirm for the benefit of the Initial Holders, as of the date of this Side Letter, all representations and warranties made by the Company and the Controlling Stockholders in the Share Exchange Agreement (whether or not such representations are made before or after the date of this Side Letter). The parties hereto agree that the Initial Holders shall, as against the Controlling Stockholders and the Company, be entitled to rely upon the representations and warranties of the Controlling Stockholders, the Company and the other parties to the Share Exchange Agreement as if all such representations and warranties had been set forth in this Side Letter as representations and warranties of the Controlling Stockholders and the Company, respectively.

(b) This Side Letter may not be changed orally or modified, amended, or supplemented without an express written agreement executed by the parties hereto. No waiver of any of the provisions or conditions hereof or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. This Side Letter shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns, and the rights and obligations of the parties hereunder may not be assigned without the written consent of all parties hereto.

(c) All notices, communications and instructions required or desired to be given under this Side Letter must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier to the address, facsimile number or electronic mail address provided for each party in the signature page hereto (or to such other address and contact information and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above, and, with respect to any notice, communication or instruction to any Initial Purchaser), with a copy to: Scudder Law Firm, P.C., L.L.O, Attn: Adam Hornung, 411 S. 13th St., Suite 200, Lincoln, NE 68502, 402-435-4239, ahornung@scudderlaw.com.

(d) This Side Letter shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York, without regard to the conflicts of law principles thereof.

(e) If any provision of this Side Letter becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Side Letter, and such court will replace such illegal, void or unenforceable provision of this Side Letter with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Side Letter shall be enforceable in accordance with its terms.

(f) In the event that any dispute among the parties to this Side Letter should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs, and expenses of enforcing any right of such prevailing party under or with respect to this Side Letter, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs, and expenses of appeals.

(g) Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Side Letter.

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(h) This Side Letter may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Side Letter may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof. This Side Letter, together with the separate written agreements referenced herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein.

[Remainder of Page Left Blank Intentionally]

If this Side Letter correctly states your understanding of our agreement, please indicate your consent and approval by executing in the blank provided for your signature below.

Very truly yours,

BAY PEAK 1 OPPORTUNITY CORP.

By:
Name: Cory Roberts
Title: Chief Executive Officer

Address for Notice:
169 Bolsa Ave.
Mill Valley, CA 94941
Attn: President

Fax:
Email: cory@baypeak.com

     [Signature Page (Company) to
Additional Warrant Side Letter Agreement]

If this Side Letter correctly states your understanding of our agreement, please indicate your consent and approval by executing in the blank provided for your signature below.

CONTROLLING STOCKHOLDERS:

Printed Name:
Address for Notice:

Fax:
Email:

Printed Name:
Address for Notice:

Fax:
Email:

[Signature Page (Controlling Stockholders)
to
Additional Warrant Side Letter Agreement]

This Side Letter is agreed to and accepted this ___ day of ________________, 2011:

INITIAL HOLDER:

By:

By:
Name:
Title:

Address for Notice:

Fax:
E-mail:

With a copy to:

[Signature Page (Initial Holder)
to
Additional Warrant Side Letter Agreement]

SCHEDULE A

Warrant Delivery Instructions

Name of Initial Holder	Designee for Warrants	Percentage of Total Number of Warrants to be Issued
Canadian China Capital Partners Ltd.		20%
Kema Management, Ltd.		14%
Condo Dev 2006 LLC		14%
PV Capital, LLC		28%
bayPeak, llc		24%

EXHIBIT A

FORM OF WARRANT

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR ANY SECURITY THAT MAY BE ISSUED UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER ANY SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS. IN ADDITION THE SECURITIES THAT MAY BE ISSUED UPON THE EXERCISE HEREOF WILL BECOME SUBJECT TO CERTAIN TRANSFER AND VOTING RESTRICTIONS SET FORTH IN A SIDE LETTER AGREEMENT ENTERED INTO BETWEEN THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY.

Right to Purchase up to
______________________
Shares of Common Stock of

BAY PEAK 1 OPPORTUNITY CORP.
(subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT (“WARRANT”)

No. [___]	Issue Date:_____________, 2011

Bay Peak 1 Opportunity Corp. (the “Company”), hereby certifies that, for value received, _______________________________________________________, or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company from and after the date hereof (the “Exercise Date”) and at any time or from time to time before 5:00 p.m., New York time, through the close of business on the date that is three (3) years from the Issue Date set forth above (the “Expiration Date”), up to _______________________(_________) fully paid and nonassessable shares of the Company’s common stock (“Common Stock”), at an exercise price of US$[_________]1 per share (“Exercise Price”). The number and character of such shares of Common Stock issuable upon exercise of this Warrant and the Exercise Price per share are subject to adjustment as provided herein.

1. Exercise of Warrant.

1.1. Number of Shares Issuable upon Exercise. From and after the Exercise Date through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of a duly executed exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”) and payment of the aggregate Exercise Price (subject to adjustment pursuant to Section 3) of the shares thereby purchased in accordance with Section 2 hereof, up to that number of shares of Common Stock referred to above, provided, however, within seven (7) business days of the date said Exercise Notice is delivered to the Company, the Holder shall have surrendered this Warrant to the Company.

1 Exercise price to be 115% of the average price per share at which the Common Stock was sold to investors in the Financing.

2. Procedure for Exercise.

2.1. Delivery of Stock Certificates, Etc., on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which the Exercise Notice is delivered to the Company and payment is made for such shares in accordance herewith. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid, and nonassessable shares of Common Stock to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value (as hereinafter defined) of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise. The “Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean (a) if the Common Stock is then listed or quoted on a national trading market, the volume weighted average price of the Common Stock for the twenty (20) trading days preceding such Determination Date, (b) if prices for the Common Stock are then reported in any tier of the interdealer quotation system operated by Pink OTC Markets Inc. (or a similar company, organization or agency succeeding to its functions of reporting prices), the average of the closing bid and ask prices per share of the Common Stock for the twenty (20) trading days preceding such Determination Date as so reported, or (c) in all other cases, the value of the Common Stock as determined in good faith by the Company’s board of directors (the “Board of Directors”). If the exercise of this Warrant is in connection with a public offering of Common Stock, such exercise may be made conditional upon consummation of such public offering.

2.2. Exercise.

2.2.1. Payment may be made either by wire transfer or cashier’s check drawn on a United States bank payable to the order of the Company. The amount of payment shall be equal to the applicable aggregate Exercise Price for the number of Common Stock shares specified in such Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock determined as provided herein.

2.2.2. Upon exercise of all or any portion of this Warrant, the holder of the shares of Common Stock issued upon the exercise of this Warrant (the “Warrant Shares”) will be entitled to and deemed a party to that certain Investor Make Good Side Letter Agreement, dated of even date herewith, by and among the Company, the Controlling Stockholder, and the investors noted on the signature pages thereto, as may be amended and supplemented by the parties thereto (the “Make Good Agreement”) and will execute the joinder Agreement attached as Schedule D thereto. The Company and the Holder agree to take all action necessary to give effect to the foregoing, including execution of a new Make Good Agreement with the holder of the Warrant Shares issued in connection herewith.

3. Anti-Dilution Protections.

3.1. Reorganization, Consolidation, Merger, Etc.

3.1.1. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, (c) enter into any transaction (including, without limitation, a merger, consolidation, share exchange, sale, lease or other disposition of all or substantially all of the Company’s assets, liquidation, recapitalization or reclassification of the Common Stock), in connection with which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company or capital stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (excluding any such transaction where the other party is an affiliate of the Company and each Holder receives an interest in the affiliate equivalent and proportional to its interest in the Company), or (d) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision (including a constructive trust over any proceeds) shall be made by the Company whereby the Holder, on the exercise of this Warrant at any time after the consummation or effective date of such event, as the case may be, shall receive, in lieu of the Common Stock issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in this Section 3. In case of a transaction described in this Section 3.1.1, the surviving or acquiring person or the Company, as appropriate, shall deposit promptly with the Warrant Agent (as defined below) the funds, if any, necessary to pay to the holders of the Warrants the amounts to which they are entitled as described above. After such funds and the surrendered Warrant certificates are received, the Warrant Agent is required to deliver a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such person or persons as it may be directed in writing by the Holders surrendering such Warrants.

3.1.2. Upon any transaction described in Section 3.1.1, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 3.1.1. In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in Section 3.1.1, then the Company’s securities and property (including cash, where applicable) receivable by the Holder will be delivered to the Holder.

3.2. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock or any preferred stock issued by the Company, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, simultaneously with the happening of such event, (i) the Exercise Price shall be adjusted by multiplying the then Exercise Price by the following fraction, and (ii) the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted by dividing the then number of Warrant Shares by the following fraction:

Fraction:

(A) the numerator shall be the number of shares of Common Stock outstanding immediately prior to such event and (B) the denominator shall be the number of shares of Common Stock outstanding immediately after such event.

The Exercise Price and number of Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 3.

3.3. Distributions. If the Company, at any time prior to the Expiration Date, shall distribute to all holders of Common Stock (and not to Holders of the Warrants) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security), then in each such case the Exercise Price shall be simultaneously adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Fair Market Value of a share of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Fair Market Value on such record date less the then-per share Fair Market Value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as reasonably determined by the Board of Directors; provided, however, that if the above fraction should result in a negative number the Exercise Price shall be deemed to be $0.0001 per share. In either case, the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

3.4. Issuances.

3.4.1 In the event that at any time or from time to time the Company shall issue, transfer, or sell (a) shares of Common Stock or any other capital stock of the Company (whether preferred, common or otherwise), (b) rights, options or warrants entitling the holder thereof to subscribe for shares of Common Stock or any other capital stock of the Company (provided, however, that no adjustment shall be made upon the exercise of such rights, options or warrants), or (c) securities convertible into or exchangeable or exercisable for Common Stock or any other capital stock (whether preferred, common or otherwise) of the Company (provided, however, that no adjustment shall be made upon the conversion, exchange or exercise of such securities (other than issuances specified in (a), (b) or (c) which are made as the result of anti-dilution adjustments in such securities)) for consideration equivalent to a price per share of Common Stock at the date of such issuance that is less than US$[________________]2, then the Exercise Price, as used throughout this Warrant, shall be reduced, concurrently with such issuance, transfer or sale, to a price (calculated to the nearest cent) determined by multiplying the applicable Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance, transfer or sale plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of securities so issued, transferred or sold would purchase at the Exercise Price in effect immediately prior to such issuance, transfer or sale, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance, transfer or sale plus (without duplication) the number of such additional shares of Common Stock to be issued, transferred or sold. For the purpose of the above calculation, (A) the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all warrants (excluding this Warrant and all other warrants issued in connection with this Side Letter) and other rights and securities convertible into or exercisable or exchangeable for Common Stock had been fully converted, exercised or exchanged into Common Stock immediately prior to such issuance, transfer or sale, and (B) to the extent such transaction includes non-cash consideration or involves an issuance, transfer, or sale other than of Common Stock, the Board of Directors will reasonably determine the equivalent dollar value of consideration received or number of shares of Common Stock issued, transferred, or sold in such transaction.

2 Price shall be 100% of the average price per share at which the Common Stock was sold to investors in the Financing.

3.4.2 Notwithstanding anything in Section 3.4.1 to the contrary, Section 3.4.1 shall not apply to any issuance, sale, or transfer: (a) the issuance of securities by the Company in connection with the acquisition of another company (provided that such acquisition is approved by the Board of Directors and the Investor Representative (as that terms is defined in the Make Good Agreement)); (b) upon the issuance by or the conversion or exercise of any options, warrants, rights or other securities outstanding on the date hereof or that may be issued pursuant to any of those agreements listed on Schedule A of the Make Good Agreement; (c) upon or in connection with a forward or reverse split, dividend, distribution, combination or subdivision, or any similar transaction for which a proportionate adjustment of this Warrant is made pursuant to Section 3.2; (d) to employees, officers, directors, consultants, agents, advisors, vendors, or other service providers of the Company pursuant to any compensatory agreement approved by the Board of Directors (including the Joint Nominee (as defined in the Make Good Agreement)); (e) where an adjustment to the Exercise Price has already been made pursuant to Section 3.4.1; or (f) to banks, providers of “floor plan” or similar financing, or equipment lessors (including any pledge or the granting of any security interest) pursuant to a debt financing, “floor plan” or similar financing transaction, equipment leasing or real property leasing transaction approved by the Board of Directors (including the Investor Nominee (as defined in the Make Good Agreement)).

3.5. Notice and Certificate as to Adjustments. Immediately following any adjustment or readjustment in the Warrant Shares, the Company at its expense will immediately cause its chief financial officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. Upon written request of a Holder or any Warrant Agent of the Company appointed pursuant to Section 10 hereof, the Company will forthwith mail a copy of each such certificate to such Holder or any such Warrant Agent.

3.6. Board Adjustment. The Board of Directors, in its discretion, shall have the right at any time, or from time to time, to reduce (but not increase) the Exercise Price (but not to an amount that is less than the then par value (if any) of the Common Stock).

4. Holder Rights.

4.1. Listing of Warrant Shares. The Company shall from time to time use its best efforts to cause the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, to be listed on the principal securities exchanges, interdealer quotation systems and markets, if any, on which any shares of Common Stock are then listed or quoted.

4.2. No Dilution or Impairment. The Company will not, by amendment of its certificate (or articles) of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, including without limitation the adjustments required under Section 3 hereof, and will at all times in good faith assist in the carrying out of all such terms and in taking of all such action as may be necessary or appropriate to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing and notwithstanding any other provision of this Warrant to the contrary (including by way of implication), the Company (a) will not increase the par value of any shares of Common Stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise or (b) will take all such action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of this Warrant.

5. Registration Rights.

5.1. Resale Registration.

5.1.1. Within thirty (30) calendar days of the effectiveness of the first registration statement filed by the Company pursuant to the Securities Act of 1933, as amended and supplemented (the “Securities Act”), or the policies, rules, and regulations related to the Securities Act or Exchange Act (the “Regulations”), the Company shall file a registration statement covering the resale of the Warrants and any securities issuable in connection with the exercise thereof (the “Warrant Registration Statement”) and shall use its best efforts to ensure that such Warrant Registration Statement is declared effective within one hundred twenty (120) calendar days of the filing of such resale registration statement. The Company shall use its best efforts to cause the Warrant Registration Statement to remain continuously effective, supplemented and amended to ensure that the Warrant Registration Statement is available for its intended use by the Holders of the Warrants entitled to this benefit and to ensure that the Warrant Registration Statement conforms and continues to conform with the requirements of the Securities Act and the Regulations, as announced from time to time, until the day which is one (1) year after the effectiveness of the Warrant Registration Statement or such earlier time and date when all of the Warrants or Warrant Shares have been sold pursuant to the Warrant Registration Statement. The Company shall, if requested, promptly incorporate in a prospectus supplement or post-effective amendment to the Warrant Registration Statement such information as a majority in interest of the Holders reasonably agree should be included therein and shall make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

5.1.2. During any consecutive 365-day period, the Company shall be entitled to suspend the availability of the Warrant Registration Statement for up to two (2) forty-five (45) consecutive-day periods, if the Board of Directors determines in the exercise of its reasonable judgment that there is a valid business purpose for such suspension and provides notice that such determination was made by the Board of Directors to the Holders of the Warrants; provided, however, that in no event shall the Company be required to disclose the business purpose for such suspension if the Company determines in good faith that such business purpose must remain confidential.

5.1.3. Notwithstanding anything to the contrary herein, the Company shall not be required to file a resale registration statement or maintain the Warrant Registration Statement effective covering Warrants or Warrant Shares pursuant to this Section 5.1 that are eligible for resale pursuant to Rule 144 without restriction (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or that are the subject of a then-effective registration statement.

5.2. Piggyback Registration. For a period of three years following the date of this Warrant, the Holder shall be entitled to “piggyback” the Warrants and any Warrant Shares on any registration by the Company for an offering of any securities of the Company (“Shares”) for cash (including, but not limited to, registration statements relating to secondary offerings of Shares, but excluding any offerings registered on Forms S-4 or S-8 (including reoffer prospectuses included thereunder)). If the proposed offering upon which a Holder exercises such Holder’s piggyback rights shall be an underwritten offering, then, in the event that the managing underwriter or managing underwriters of such offering advise the Company and such Holder in writing that, in their reasonable opinion, the inclusion of all of such Holder’s securities proposed to be sold in such offering would adversely and materially affect the success of the offering, the Shares that shall be included in such offering shall be allocated first to the Company and then pro rata to those persons that have exercised piggyback rights with respect to the Company’s offering; provided that in no event shall any Common Stock requested to be registered by such persons be reduced to less than thirty percent (30%) of the original requested amount. Notwithstanding the foregoing, the inclusion of such Holder’s securities in any registration referred to in this Section 5.2 may be reduced as reasonably necessary in the opinion of the Company after consultation with the Company’s counsel to comply with the provisions of Rule 415 under the Securities Act. The Company shall not be required to register any Warrants or Warrant Shares pursuant to this Section 5.2 that are eligible for resale pursuant to Rule 144 without restriction (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or that are the subject of a then-effective registration statement.

5.3. Additional Registration Rights Terms.

5.3.1. The Company shall, to the fullest extent permitted by law, indemnify and hold harmless each Holder participating in such registration, its officers, directors, and affiliates and any agent thereof (collectively, “Indemnified Persons”), against any losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs, and expenses (including interest, penalties, and reasonable attorneys’ fees and disbursements of one counsel for the Holders), relating to, imposed upon, or incurred by the Indemnified Persons, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 5.3.1 as a “Claim” and in the plural as “Claims”) based upon, arising out of, or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Shares were registered under the Securities Act or any state securities or blue sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Company is required to keep the registration statement current), or arising out of, based upon, or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Company shall not be liable to any Indemnified Person to the extent that any such Claim arises out of, is based upon, or results from an untrue statement or alleged untrue statement or omission made in such registration statement, such preliminary, summary, or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

5.3.2. Any request to register Shares pursuant to Section 5.2 shall (a) be made within five (5) years of the date of this Warrant, (b) specify the shares of Common Stock intended to be offered and sold by the Holder making the request, and (c) contain the undertaking of such Holder to provide all such information and materials and take all action as may be required in order to permit the Company to comply with all applicable requirements in connection with the registration of such Shares.

In addition to the foregoing limitations, no Holder shall be permitted to request registration of Shares under Section 5.2 if the Holder has had its Shares included in the Warrant Registration Statement described in Section 5.1.1. Further, the inclusion of a Holder’s securities in any registration referred to in this Section 5 may be reduced as reasonably necessary to comply with the provisions of Rule 415 under the Securities Act.

5.3.3. All expenses (other than any underwriter discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to this Section 5.3, including all registration, filing and qualification fees; printer and accounting fees; the reasonable and actual fees and disbursements of counsel for the Company; and the reasonable and actual fees and disbursements of one counsel for the Holders, shall be borne and paid by the Company.

5.3.4. In the event of any express conflict between the terms of the registration rights provided in Sections 5.1 through 5.3 and any registration rights that a Holder may be entitled to upon exercise of the Warrant pursuant to the Make Good Agreement; the terms of the Make Good Agreement shall control.

5.4 Failure to Comply. In the event that the Company fails to perform in strict accordance with any of its obligations under Section 5.1 or Section 5.2, the Company hereby agrees that, as partial liquidated damages and not as a penalty, the Exercise Price shall be reduced by an amount equal to US$[____________]3. In addition, the Exercise Price shall be further reduced by an amount equal to US$[___________]4 for each month that the Company continues in its failure to perform such obligations, with the reduction to the Exercise Price occurring on each monthly anniversary of such date thereafter; provided, however, that in no event will the Exercise Price be lower than the par value of the Common Stock underlying this Warrant. The Company shall send written notice to the Holder of any such reduction as promptly as practicable. The Company agrees that this is a fair and reasonable estimate of the damages caused by a failure to comply with Section 5.1 or Section 5.2.

6. Adjustment to Warrant Certificate. The form of any warrant certificate need not be changed because of any adjustment made pursuant to Section 3 or Section 5, and warrant certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock issuable upon exercise of the Warrants as are stated in the warrant certificates initially issued pursuant to this Warrant. The Company, however, may at any time in its sole discretion make any change in the form of warrant certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the warrant certificate, and any warrant certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding warrant certificate or otherwise, may be in the form as so changed.

7. Agreements of the Company.

7.1. The Company represents that all Warrant Shares will, when issued and paid for in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than restrictions imposed by the applicable laws and taxes in respect of any transfer occurring contemporaneously with such issue). The Company will take all such action as may be necessary to ensure that Warrant Shares may be issued without violation of any applicable law or regulation, or of any requirements of any securities exchange upon which the Common Stock of the Company may be listed.

3 Initial reduction amount shall be equal to 15% of the original Exercise Price.
4 Monthly reduction amount shall be equal to 1.5% of the original Exercise Price.

7.2 During the period within which the rights represented by this Warrant may be exercised, the Company will have at all times authorized, and reserved (free from preemptive rights) for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide therefor.

7.2. Unless otherwise made publicly available, the Company will provide the Holder copies of all financial statements, reports and other information regularly provided by the Company pursuant to Section 12 of the Make Good Agreement. In addition, as soon as practicable after requested, the Company will provide the Holder such other information concerning the Company as the Holder of this Warrant may reasonably request in order to exercise any right or privilege of the Holder of this Warrant or to enforce any obligation of the Company under this Warrant. To the extent that any such information includes or contains non-public information, the Company may, as a condition to providing any Holder such information, require such Holder to enter into a confidentiality agreement in form and substance reasonably acceptable to the Company and its legal counsel with respect to such information.

7.3. The Company shall file with the U.S. Securities and Exchange Commission (the “SEC”) in a timely manner all reports and other documents as the Commission may prescribe under Section 13 or 15(d) of the Exchange Act at any time after the Company has become subject to such reporting requirements of the Exchange Act. The Company hereby agrees that it shall become a “reporting company” within the meaning of Rule 144 under the Securities Act, and, within one hundred eighty (180) calendar days following the date of this Warrant, shall (a) file a registration statement with respect to its Common Stock on Form 10 or Form S-1 (together with a Form 8-A) with the U.S. Securities and Exchange Commission (the “SEC”) and (ii) upon the effective date of the Company’s Exchange Act registration with the SEC, shall continuously comply with the periodic reporting obligations of a company registered under Section 13 or 15(d) of the Exchange Act for a period of five hundred forty-five (545) calendar days thereafter, such that the Warrants and any Warrant Shares held by the Holder may be transferred without limitation or restriction pursuant to Rule 144.

7.4. The provisions of this Section 7 are applicable to all of the Warrants and Warrant Shares and shall survive until all such Warrants have been exercised in full or have expired or been terminated in accordance with their terms and all Warrant Shares have been sold.

8. Assignment; Exchange of Warrant. Subject to compliance with any applicable securities laws and the conditions set forth in any restrictive legend appearing on the face hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

9. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor. In the event of a partial exercise of this Warrant, the Company shall issue to the Holder, upon written request, a Warrant in like form for the unexercised portion thereof.

10. Warrant Agent. The Company may, by written notice to each Holder of the Warrant, appoint an agent (the “Warrant Agent”) for the purpose of issuing Common Stock on the exercise of this Warrant pursuant to Sections 1 and 2, and replacing this Warrant pursuant to Section 9, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

11. Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

12. No Rights as Shareholder Until Exercise; Survival. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. The rights and obligations of the Company, of the Holder, and of any holder of Warrant Shares shall survive the exercise of this Warrant.

13. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a U.S. legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or a U.S. legal holiday.

14. Notices, Etc. All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder who has so furnished an address to the Company.

15. Miscellaneous. This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York, without regard to the conflicts of law principles thereof. The prevailing party in any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Warrant shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof. The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

BAY PEAK 1 OPPORTUNITY CORP.

By:
Name: Cory Roberts
Title: Chief Executive Officer

[Signature Page to Warrant]

Exhibit A
to
Common Stock Purchase Warrant
(Bay Peak 1 Opportunity Corp.)

EXERCISE NOTICE
(To Be Signed Only on Exercise of Warrant)

TO:	Bay Peak 1 Opportunity Corp.
Attention: Chief Financial Officer

The undersigned, pursuant to the provisions set forth in the attached Warrant hereby irrevocably elects to purchase _______shares of Common Stock covered by such Warrant and remits US$_____________ by wire transfer or cashier’s check drawn on a United States bank check payable to the order of the Company.

The undersigned is an “accredited investor” as defined in Regulation D, as promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and, as of the date hereof, the undersigned hereby makes to and for the benefit of the Company all of the representations and warranties contained in Section 3 of that certain Additional Warrant Side Letter Agreement, dated as of _____________, 2010, by and between Bay Peak 1 Opportunity Corp. and the undersigned, as if each such representation and warranty was individually set forth herein.

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock shall be made pursuant to registration of the Common Stock under the Securities Act or pursuant to an exemption from registration under the Securities Act.

Dated: _____________________________, 20___

__________________________________________________________
(Signature must conform to name of holder as specified on the face of the Warrant)

Address: _______________________________
                 _______________________________

Exhibit A
to
Common Stock Purchase Warrant (Bay Peak 1 Opportunity Corp.)

Exhibit B
to
Common Stock Purchase Warrant
(Bay Peak 1 Opportunity Corp.)

FORM OF ASSIGNMENT

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to ____________________________________whose address is __________________________________________________________.

Dated: ______________, 20_______
Assigning Holder’s Signature:
Assigning Holder’s Address:

Assignee Holder’s Signature:
Assignee Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever.

Exhibit B
to
Common Stock Purchase Warrant (Bay Peak 1 Opportunity Corp.)